Exhibit 99.60

Cord Blood America Subsidiary Featured at NASCAR Sprint Cup Series Race

SANTA MONICA, Calif. and LAS VEGAS, March 4 /PRNewswire-FirstCall/ -- Cord Blood America, Inc. (OTC Bulletin Board: CBAI), the umbilical cord blood stem cell preservation company (http://www.cordblood-america.com ) focused on bringing the life saving potential of stem cells to families nationwide and internationally, today announced its wholly owned subsidiary, RainMakers International, was featured with their logo prominent on car #49 at the Sunday, March 2, NASCAR UAW-Dodge 400 race at Las Vegas Motor Speedway. The race was featured on the FOX network.

'This is one of NASCAR's West Coast premiere races, an event racing fans look forward to all year round and which was sold out for the seventh straight year,' said Matthew Schissler, Cord Blood America CEO. 'RainMakers recently signed a services agreement with BAM Racing to sell advertising nationwide for the #49 race car, driven by Ken Schrader.'

'We are enormously pleased to be selected for this high-profile assignment,' said Mr. Schissler. 'We're committed to finding sponsors to be involved with BAM Racing and NASCAR(TM) under this unique program.'

The advertising being sold is a revolutionary new sponsorship program, over one year in development. The program's use of high-tech programming and patent-pending systems makes possible low-cost season-long space on the car and high-tech turnkey marketing components for those who secure sponsor space.

The marketing components include a promotional video customized for each sponsor; a sponsor promo-pack that includes a royalty free image license; a comprehensive sweepstakes campaign customized for each sponsor; a race website customized for each sponsor; four recorded messages for the advertiser's telephone 'on hold' system, and the opportunity to become a primary sponsor for one race in 2008.

BAM Racing's renowned high-tech team developed numerous proprietary patent-pending systems to create a broad-based sponsorship program unmatched in NASCAR(TM). The revolutionary sponsorship program is designed to provide sponsors off-track exposure on par with sponsorships costing millions of dollars.

'This is a major milestone for RainMakers International,' said Michael Malina, Director of Sales. 'We are fortunate to have partnered with BAM Racing to introduce this low cost, highly effective advertising vehicle that virtually gives almost any business an entry into NASCAR sponsorship.'

To learn more about the program, visit http://www.49team.com

About BAM Racing

BAM Racing was formed by Beth Ann and Tony Morgenthau in 2001 and enters its seventh season in NASCAR Nextel/Sprint Cup racing in 2008. Beth Ann Morgenthau's initials make up the name of BAM Racing.

The Morgenthaus, investment bankers from Coral Gables, Florida, specialize in positioning companies to reach their maximum potential. Their business acumen gives them a distinct advantage when it comes to providing maximum exposure for their sponsors.

About RainMakers International

RainMakers International, a wholly owned subsidiary of Cord Blood America (OTC BB: CBAI), represents the new breed of advertising agencies, focused on accountability and results-driven media placement. RainMakers provides project oriented media placement to fulfill client media demands, on radio, television, billboards, on-hold and special assignments. RainMakers is completely digitized, leveraging the latest technology to work quickly with our clients and media outlets. Visit our websites at http://www.49team.com or http://www.rainmakersintl.com.

About Cord Blood America

Cord Blood America (OTC Bulletin Board: CBAI) is the parent company of CorCell, which facilitates umbilical cord blood stem cell preservation for expectant parents and their children. Its mission is to be the most respected stem cell preservation company in the industry. Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and potentially life-saving resource for treating a growing number of ailments, including cancer, leukemia, blood, and immune disorders. To find out more about Cord Blood America, Inc. (OTC Bulletin Board: CBAI), visit our website at http://www.corcell.com. For investor information, visit http://www.cordblood-america.com.

     CONTACT:

     Paul Knopick

     E & E Communications

     949/707-5365

     pknopick@eandecommunications.com

SOURCE Cord Blood America, Inc.